                                                                  Exhibit 99.B1F
                                                             Exhibit 24(b)(1)(f)

                        DELAWARE GROUP INCOME FUNDS, INC.

                             ARTICLES SUPPLEMENTARY
                                       TO
                            ARTICLES OF INCORPORATION


                  Delaware Group Income Funds, Inc. (formerly known as Delaware Group Delchester High-Yield Bond Fund, Inc.), a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies, in accordance with Section 2-208 and Section 2-208.1 of the Maryland General Corporation Law, to the State Department of Assessments and Taxation of Maryland that:

                  FIRST: The Corporation has authority to issue a total of One Billion (1,000,000,000) shares of common stock with a par value of One Dollar ($1.00) per share of the Corporation (the "Common Stock"), having an aggregate par value of One Billion Dollars ($1,000,000,000.00). Of such One Billion (1,000,000,000) shares of Common Stock, Five Hundred Million (500,000,000) shares of the Common Stock have been allocated to the Delchester Fund series, Two Hundred Million (200,000,000) shares of the Common Stock have been allocated to the Strategic Income Fund series, and Two Hundred Million (200,000,000) shares of the Common Stock have been allocated to the High-Yield Opportunities Fund series as follows:

         Class of Shares                             Number of Shares
         ---------------                             ----------------
         Delchester Fund A Class                     Three Hundred Fifty Million (350,000,000)
         Delchester Fund B Class                     Fifty Million  (50,000,000)
         Delchester Fund C Class                     Fifty Million  (50,000,000)
         Delchester Fund Institutional Class         Fifty Million  (50,000,000)

         Strategic Income Fund A Class               One Hundred Million (100,000,000)
         Strategic Income Fund B Class               Twenty-Five Million (25,000,000)
         Strategic Income Fund C Class               Twenty-Five Million (25,000,000)
         Strategic Income Fund Institutional Class   Fifty Million (50,000,000)

         High-Yield Opportunities Fund A Class       One Hundred Million (100,000,000)
         High-Yield Opportunities Fund B Class       Twenty-Five Million (25,000,000)
         High-Yield Opportunities Fund C Class       Twenty-Five Million (25,000,000)
         High-Yield Opportunities Fund               Fifty Million (50,000,000)
         Institutional Class


                  SECOND: The Board of Directors of the Corporation, at a meeting held on July 16, 1998, adopted resolutions increasing the aggregate number of shares of Common Stock that the Corporation has authority to issue from One Billion (1,000,000,000) shares to One Billion Four Hundred Million (1,400,000,000) shares, designating two additional series of the

Corporation's Common Stock as the Corporate Bond Fund series and the Extended Duration Bond Fund series, and classifying and allocating Two Hundred Million (200,000,000) shares of authorized, unissued and unclassified Common Stock to the Corporate Bond Fund series and classifying and allocating Two Hundred Million (200,000,000) shares of authorized, unissued and unclassified Common Stock to the Extended Duration Bond Fund series. Such Four Hundred Million (400,000,000) shares of the Common Stock, have been further classified and allocated as follows:

         Class of Shares                             Number of Shares
         ---------------                             ----------------

         Corporate Bond Fund A Class                 One Hundred Million  (100,000,000)
         Corporate Bond Fund B Class                 Twenty-Five Million  (25,000,000)
         Corporate Bond Fund C Class                 Twenty-Five Million  (25,000,000)
         Corporate Bond Fund Institutional Class     Fifty Million  (50,000,000)

         Extended Duration Bond Fund A Class         One Hundred Million (100,000,000)
         Extended Duration Bond Fund B Class         Twenty-Five Million (25,000,000)
         Extended Duration Bond Fund C Class         Twenty-Five Million (25,000,000)
         Extended Duration Bond Fund                 Fifty Million (50,000,000)
         Institutional Class

         One Hundred Million (100,000,000) shares of the Common Stock remain authorized but unissued and unallocated shares.


                  THIRD: As a result of the aforesaid increase in the authorized Common Stock and classification, the Corporation has authority to issue One Billion Four Hundred Million (1,400,000,000) shares of Common Stock with a par value of One Dollar ($1.00) per share, having an aggregate par value of One Billion Four Hundred Million Dollars ($1,400,000,000.00). Of such One Billion Four Hundred Million (1,400,000,000) shares of Common Stock, One Billion Three Hundred Million (1,300,000,000) shares of the Common Stock have been allocated as follows: (1) Five Hundred Million (500,000,000) shares have been allocated to the Delchester Fund Series, (2) Two Hundred Million (200,000,000) shares have been allocated to the Strategic Income Fund series,
(3) Two Hundred Million (200,000,000) shares have been allocated to the High-Yield Opportunities Fund series, (4) Two Hundred Million (200,000,000) shares have been allocated to the Corporate Bond Fund series, and (5) Two Hundred Million (200,000,000) shares have been allocated to the Extended Duration Bond Fund series. Of such shares of the Corporation's Common Stock allocated to the respective series, such shares have been further classified and allocated as follows:

         Class of Shares                             Number of Shares
         ---------------                             ----------------
         Delchester Fund A Class                     Three Hundred Fifty Million  (350,000,000)
         Delchester Fund B Class                     Fifty Million  (50,000,000)
         Delchester Fund C Class                     Fifty Million  (50,000,000)
         Delchester Fund Institutional Class         Fifty Million  (50,000,000)

         Strategic Income Fund A Class               One Hundred Million  (100,000,000)
         Strategic Income Fund B Class               Twenty-Five Million  (25,000,000)
         Strategic Income Fund C Class               Twenty-Five Million  (25,000,000)
         Strategic Income Fund Institutional Class   Fifty Million  (50,000,000)

         High-Yield Opportunities Fund A Class       One Hundred Million  (100,000,000)
         High-Yield Opportunities Fund B Class       Twenty-Five Million  (25,000,000)
         High-Yield Opportunities Fund C Class       Twenty-Five Million  (25,000,000)
         High-Yield Opportunities Fund               Fifty Million  (50,000,000)
         Institutional Class

         Corporate Bond Fund A Class                 One Hundred Million  (100,000,000)
         Corporate Bond Fund B Class                 Twenty-Five Million  (25,000,000)
         Corporate Bond Fund C Class                 Twenty-Five Million  (25,000,000)
         Corporate Bond Fund Institutional Class     Fifty Million  (50,000,000)

         Extended Duration Bond Fund A Class         One Hundred Million (100,000,000)
         Extended Duration Bond Fund B Class         Twenty-Five Million (25,000,000)
         Extended Duration Bond Fund C Class         Twenty-Five Million (25,000,000)
         Extended Duration Bond Fund                 Fifty Million (50,000,000)
         Institutional Class

                  FOURTH: The shares of the Corporate Bond Fund A Class, the Corporate Bond Fund B Class, the Corporate Bond Fund C Class and the Corporate Bond Fund Institutional Class of the Corporate Bond Fund series shall represent proportionate interests in the same portfolio of investments. The shares of each Class of the Corporate Bond Fund series shall have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions as redemption, all as set forth in the Articles of Incorporation of the Corporation, except for the differences hereinafter set forth:

                  1. The dividends and distributions of investment income and capital gains with respect to shares of the Corporate Bond Fund A Class, the Corporate Bond Fund B Class, the Corporate Bond Fund C Class and the Corporate Bond Fund Institutional Class of the Corporate Bond Fund series of the Common Stock, shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary with respect to each such class from the dividends and distributions of investment income and capital gains with respect to the other classes of the Corporate Bond Fund series of the Common Stock, to reflect differing allocations of the expenses of the Corporation among the classes and any resultant difference among the net asset value per share of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income and capital gains and expenses and liabilities of the Corporate Bond Fund series among its four classes of Common Stock, shall be determined by the Board of Directors in a manner that is consistent with the orders, as applicable, dated April 10, 1987 and September 6, 1994 (Investment Company Act of 1940 Release Nos. 15675 and 20529) issued by the Securities and Exchange Commission, and any amendments to such orders, any existing or future order or any Multiple Class Plan adopted by the Corporation in accordance with Rule 18f-3 under the Investment Company Act of 1940, as amended, that modifies or supersedes such orders.

                  2. Except as may otherwise be required by law, pursuant to any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, the holders of shares of the Corporate Bond Fund A Class, the Corporate Bond Fund B Class, the Corporate Bond Fund C Class and the Corporate Bond Fund Institutional Class of the Corporate Bond Fund series of the Common Stock shall have
                  (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of shares of the Corporate Bond Fund A Class, the Corporate Bond Fund B Class, the Corporate Bond Fund C Class and the Corporate Bond Fund Institutional Class of the Corporate Bond Fund series, respectively, including, without limitation, the provisions of any Distribution Plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (a "Distribution Plan"), applicable to shares of the Corporate Bond Fund A Class, the Corporate Bond Fund B Class and the Corporate Bond Fund C Class, and
                  (ii) no voting rights with respect to the provisions of any Distribution Plan applicable to any other class of the Corporate Bond Fund series of the Common Stock or with regard to any other matter submitted to a vote of stockholders which does not affect holders of shares of the Corporate Bond Fund A Class, the Corporate Bond Fund B Class and the Corporate Bond Fund C Class.

                  3. (a) Other than shares described in paragraph 3(b) herein, each share of the Corporate Bond Fund B class shall be converted automatically, and without any action or choice on the part of the holder thereof, into shares of the Corporate Bond Fund A Class, on the Conversion Date. The term "Conversion Date" when used herein shall mean a date set forth in the prospectus of the Corporate Bond Fund B Class, as such prospectus may be amended from time to time, that is no later than three months after either (i) the date on which the eighth anniversary of the date of issuance of the share occurs, or (ii) any such other anniversary date as may be determined by the Board of Directors and set forth in the prospectus of the Corporate Bond Fund B Class, as such prospectus may be amended from time to time; provided that any such other anniversary date determined by the Board of Directors shall be a date that will occur prior to the anniversary date set forth in clause (i) and any such other date theretofore determined by the Board of Directors pursuant to this clause (ii); but further provided that, subject to the provisions of the next sentence, for any shares of the Corporate Bond Fund B Class, acquired through an exchange, or through a series of exchanges, as permitted by the Corporation as provided in the prospectus of the Corporate Bond Fund B Class, as such prospectus may be amended from time to time, from another investment company or another series of the Corporation (an "eligible investment company"), the Conversion Date shall be the conversion date applicable to the shares of stock of the eligible investment company originally subscribed for in lieu of the Conversion Date of any stock acquired through exchange if such eligible investment company issuing the stock originally subscribed for had a conversion feature, but not later than the Conversion Date determined under (i) above. For the purpose of calculating the holding period required for conversion, the date of issuance of a share of the Corporate Bond Fund B Class shall mean (i) in the case of the Corporate Bond Fund B Class obtained by the holder thereof through an original subscription to the Corporation, the date of the issuance of such share of the Corporate Bond Fund B Class, or (ii) in the case of a share of the Corporate Bond Fund B Class obtained by the holder thereof through an exchange, or through a series of exchanges, from an eligible investment company, the date of issuance of the share of the eligible investment company to which the holder originally subscribed.

                  (b) Each share of the Corporate Bond Fund B Class (i) purchased through the automatic reinvestment of a dividend or distribution with respect to the Corporate Bond Fund B Class, or the corresponding class of any other investment company or of any other series of the Corporation issuing such class of shares or (ii) issued pursuant to an exchange privilege granted by the Corporation in an exchange or series of exchanges for shares originally purchased through the automatic reinvestment of a dividend or distribution with respect to shares of capital stock of an eligible investment company, shall be segregated in a separate sub-account on the stock records of the Corporation for each of the holders of record thereof. On any Conversion Date, a number of the shares held in the separate sub-account of the holder of record of the share or shares being converted, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on the part of the holder, into shares of the Corporate Bond Fund A Class. The number of shares in the holder's separate sub-account so converted shall (i) bear the same ratio to the total number of shares maintained in the separate sub-account on the Conversion Date (immediately prior to conversion) as the number of shares of the holder converted on the Conversion Date pursuant to paragraph 3(a) hereof bears to the total number of Corporate Bond Fund B Class shares, of the holder on the Conversion Date (immediately prior to conversion) after subtracting the shares then maintained in the holders' separate sub-account, or (ii) be such other number as may be calculated in such other manner as may be determined by the Board of Directors and set forth in the prospectus of the Corporate Bond Fund B Class, as such prospectus may be amended from time to time.

                  (c) The number of shares of the Corporate Bond Fund A Class into which a share of the Corporate Bond Fund B Class is converted pursuant to paragraphs 3(a) and 3(b) hereof shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of the Corporate Bond Fund B Class, for purposes of sales and redemption thereof on the

                  Conversion Date by the net asset value per share of the Corporate Bond Fund A Class, for purposes of sales and redemption thereof on the Conversion Date.

                  (d) On the Conversion Date, the shares of the Corporate Bond Fund B Class converted into shares of the Corporate Bond Fund A Class, will no longer be deemed outstanding and the rights of the holders thereof (except the right to receive
                  (i) the number of shares of the Corporate Bond Fund A Class into which the shares of the Corporate Bond Fund B Class have been converted, and (ii) declared but unpaid dividends to the Conversion Date or such other date set forth in the prospectus of the Corporate Bond Fund B Class, as such prospectus may be amended from time to time and (iii) the right to vote converting shares of the Corporate Bond Fund B Class, held as of any record date occurring on or before the Conversion Date and theretofore set with respect to any meeting held after the Conversion Date will cease. Certificates representing shares of the Corporate Bond Fund A Class, resulting from the conversion need not be issued until certificates representing shares of the Corporate Bond Fund B Class, converted, if issued, have been received by the Corporation or its agent duly endorsed for transfer.

                  (e) The automatic conversions of the Corporate Bond Fund B Class into the Corporate Bond Fund A Class, as set forth in paragraphs 3(a) and 3(b) of this Article FOURTH shall be suspended at any time that the Board of Directors determines
                  (i) that there is not available a reasonably satisfactory opinion of counsel to the effect that (x) the assessment of the higher fee under the Distribution Plan with respect to the Corporate Bond Fund B Class, does not result in the Corporation's dividends or distributions constituting a "preferential dividend" under the Internal Revenue Code of 1986, as amended, and (y) the conversion of the Corporate Bond Fund B Class, does not constitute a taxable event under federal income tax law, or (ii) any other condition to conversion set forth in the prospectus of the Corporate Bond Fund B Class, as such prospectuses may be amended from time to time, is not satisfied.

                  (f) The automatic conversion of the Corporate Bond Fund B Class into Corporate Bond Fund A Class, as set forth in paragraphs 3(a) and 3(b) hereof, may also be suspended by action of the Board of Directors at any time that the Board of Directors determines such suspension to be appropriate in order to comply with, or satisfy the requirements of the Investment Company Act of 1940, as amended, and in effect from time to time, or any rule, regulation or order issued thereunder relating to the voting by the holders of the Corporate Bond Fund B Class, on any Distribution Plan with respect to, as relevant, the Corporate Bond Fund A Class, and in effect from time to time, and in connection with, or in lieu of, any such suspension, the Board of Directors may provide holders of the Corporate Bond Fund B Class, with alternative conversion or exchange rights into other classes of stock of the Corporation in a manner consistent with the law, rule, regulation or order giving rise to the possible suspension of the conversion right.

                  4. The shares of the Corporate Bond Fund C Class and the Corporate Bond Fund Institutional Class shall not automatically convert into shares of the Corporate Bond Fund A Class of the Corporate Bond Fund series of the Common Stock as do the shares of the Corporate Bond Fund B Class of the Corporate Bond Fund series of the Common Stock.

                  FIFTH: The shares of the Corporate Bond Fund A Class, the Corporate Bond Fund B Class, the Corporate Bond Fund C Class and the Corporate Bond Fund Institutional Class of the Corporate Bond Fund series, have been classified by the Board of Directors pursuant to authority contained in the Articles of Incorporation of the Corporation.

                  SIXTH: The shares of the Extended Duration Bond Fund A Class, the Extended Duration Bond Fund B Class, the Extended Duration Bond Fund C Class and the Extended Duration Bond Fund Institutional Class of the Extended Duration Bond Fund series shall represent proportionate interests in the same portfolio of investments. The shares of each Class of the Extended Duration Bond Fund series shall have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions as redemption, all as set forth in the Articles of Incorporation of the Corporation, except for the differences hereinafter set forth:

                  1. The dividends and distributions of investment income and capital gains with respect to shares of the Extended Duration Bond Fund A Class, the Extended Duration Bond Fund B Class, the Extended Duration Bond Fund C Class and the Extended Duration Bond Fund Institutional Class of the Extended Duration Bond Fund series of the Common Stock, shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary with respect to each such class from the dividends and distributions of investment income and capital gains with respect to the other classes of the Extended Duration Bond Fund series of the Common Stock, to reflect differing allocations of the expenses of the Corporation among the classes and any resultant difference among the net asset value per share of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income and capital gains and expenses and liabilities of the Extended Duration Bond Fund series among its four classes of Common Stock, shall be determined by the Board of Directors in a manner that is consistent with the orders, as applicable, dated April 10, 1987 and September 6, 1994 (Investment Company Act of 1940 Release Nos. 15675 and 20529) issued by the Securities and Exchange Commission, and any amendments to such orders, any existing or future order or any Multiple Class Plan adopted by the Corporation in accordance with Rule 18f-3 under the Investment Company Act of 1940, as amended, that modifies or supersedes such orders.

                  2. Except as may otherwise be required by law, pursuant to any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, the holders of shares of the Extended Duration Bond Fund A Class, the Extended Duration Bond Fund B Class, the Extended Duration Bond Fund C

                  Class and the Extended Duration Bond Fund Institutional Class of the Extended Duration Bond Fund series of the Common Stock shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of shares of the Extended Duration Bond Fund A Class, the Extended Duration Bond Fund B Class, the Extended Duration Bond Fund C Class and the Extended Duration Bond Fund Institutional Class of the Extended Duration Bond Fund series, respectively, including, without limitation, the provisions of any Distribution Plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (a "Distribution Plan"), applicable to shares of the Extended Duration Bond Fund A Class, the Extended Duration Bond Fund B Class and the Extended Duration Bond Fund C Class, and (ii) no voting rights with respect to the provisions of any Distribution Plan applicable to any other class of the Extended Duration Bond Fund series of the Common Stock or with regard to any other matter submitted to a vote of stockholders which does not affect holders of shares of the Extended Duration Bond Fund A Class, the Extended Duration Bond Fund B Class and the Extended Duration Bond Fund C Class.

                  3. (a) Other than shares described in paragraph 3(b) herein, each share of the Extended Duration Bond Fund B class shall be converted automatically, and without any action or choice on the part of the holder thereof, into shares of the Extended Duration Bond Fund A Class, on the Conversion Date. The term "Conversion Date" when used herein shall mean a date set forth in the prospectus of the Extended Duration Bond Fund B Class, as such prospectus may be amended from time to time, that is no later than three months after either (i) the date on which the eighth anniversary of the date of issuance of the share occurs, or (ii) any such other anniversary date as may be determined by the Board of Directors and set forth in the prospectus of the Extended Duration Bond Fund B Class, as such prospectus may be amended from time to time; provided that any such other anniversary date determined by the Board of Directors shall be a date that will occur prior to the anniversary date set forth in clause (i) and any such other date theretofore determined by the Board of Directors pursuant to this clause
                  (ii); but further provided that, subject to the provisions of the next sentence, for any shares of the Extended Duration Bond Fund B Class, acquired through an exchange, or through a series of exchanges, as permitted by the Corporation as provided in the prospectus of the Extended Duration Bond Fund B Class, as such prospectus may be amended from time to time, from another investment company or another series of the Corporation (an "eligible investment company"), the Conversion Date shall be the conversion date applicable to the shares of stock of the eligible investment company originally subscribed for in lieu of the Conversion Date of any stock acquired through exchange if such eligible investment company issuing the stock originally subscribed for had a conversion feature, but not later than the Conversion Date determined under (i) above. For the purpose of calculating the holding period required for conversion, the date of issuance of a share of the Extended Duration Bond Fund B Class shall mean (i) in the case of the Extended Duration Bond Fund B Class obtained by the holder thereof through an original subscription to the Corporation, the date of the issuance of such share of the Extended Duration Bond Fund B Class, or (ii) in the case of a share of the Extended Duration Bond Fund B Class obtained by the holder thereof through an exchange, or through a series of exchanges, from an eligible investment company, the date of issuance of the share of the eligible investment company to which the holder originally subscribed.

                  (b) Each share of the Extended Duration Bond Fund B Class
                  (i) purchased through the automatic reinvestment of a dividend or distribution with respect to the Extended Duration Bond Fund B Class, or the corresponding class of any other investment company or of any other series of the Corporation issuing such class of shares or (ii) issued pursuant to an exchange privilege granted by the Corporation in an exchange or series of exchanges for shares originally purchased through the automatic reinvestment of a dividend or distribution with respect to shares of capital stock of an eligible investment company, shall be segregated in a separate sub-account on the stock records of the Corporation for each of the holders of record thereof. On any Conversion Date, a number of the shares held in the separate sub-account of the holder of record of the share or shares being converted, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on the part of the holder, into shares of the Extended Duration Bond Fund A Class. The number of shares in the holder's separate sub-account so converted shall (i) bear the same ratio to the total number of shares maintained in the separate sub-account on the Conversion Date (immediately prior to conversion) as the number of shares of the holder converted on the Conversion Date pursuant to paragraph 3(a) hereof bears to the total number of Extended Duration Bond Fund B Class shares, of the holder on the Conversion Date (immediately prior to conversion) after subtracting the shares then maintained in the holders' separate sub-account, or (ii) be such other number as may be calculated in such other manner as may be determined by the Board of Directors and set forth in the prospectus of the Extended Duration Bond Fund B Class, as such prospectus may be amended from time to time.

                  (c) The number of shares of the Extended Duration Bond Fund A Class into which a share of the Extended Duration Bond Fund B Class is converted pursuant to paragraphs 3(a) and 3(b) hereof shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of the Extended Duration Bond Fund B Class, for purposes of sales and redemption thereof on the Conversion Date by the net asset value per share of the Extended Duration Bond Fund A Class, for purposes of sales and redemption thereof on the Conversion Date.

                  (d) On the Conversion Date, the shares of the Extended Duration Bond Fund B Class converted into shares of the Extended Duration Bond Fund A Class, will no longer be deemed outstanding and the rights of the holders thereof (except the right to receive (i) the number of shares of the Extended Duration Bond Fund A Class into which the shares of the Extended Duration Bond Fund B Class have been converted, and (ii) declared but unpaid dividends to the Conversion Date or such other date set forth in the prospectus of the Extended Duration Bond Fund B Class, as such prospectus may be amended from time to time and (iii) the right to vote converting shares of the Extended Duration Bond Fund B Class, held as of any record date occurring on or before the Conversion Date and theretofore set with respect to any meeting held after the Conversion Date will cease. Certificates representing shares of the Extended Duration Bond Fund A Class, resulting from the conversion need not be issued until certificates representing shares of the Extended Duration Bond Fund B Class, converted, if issued, have been received by the Corporation or its agent duly endorsed for transfer.

                  (e) The automatic conversions of the Extended Duration Bond Fund B Class into the Extended Duration Bond Fund A Class, as set forth in paragraphs 3(a) and 3(b) of this Article SIXTH shall be suspended at any time that the Board of Directors determines (i) that there is not available a reasonably satisfactory opinion of counsel to the effect that (x) the assessment of the higher fee under the Distribution Plan with respect to the Extended Duration Bond Fund B Class, does not result in the Corporation's dividends or distributions constituting a "preferential dividend" under the Internal Revenue Code of 1986, as amended, and (y) the conversion of the Extended Duration Bond Fund B Class, does not constitute a taxable event under federal income tax law, or (ii) any other condition to conversion set forth in the prospectus of the Extended Duration Bond Fund B Class, as such prospectus may be amended from time to time, is not satisfied.

                  (f) The automatic conversion of the Extended Duration Bond Fund B Class into Extended Duration Bond Fund A Class, as set forth in paragraphs 3(a) and 3(b) hereof, may also be suspended by action of the Board of Directors at any time that the Board of Directors determines such suspension to be appropriate in order to comply with, or satisfy the requirements of the Investment Company Act of 1940, as amended, and in effect from time to time, or any rule, regulation or order issued thereunder relating to the voting by the holders of the Extended Duration Bond Fund B Class, on any Distribution Plan with respect to, as relevant, the Extended Duration Bond Fund A Class, and in effect from time to time, and in connection with, or in lieu of, any such suspension, the Board of Directors may provide holders of the Extended Duration Bond Fund B Class, with alternative conversion or exchange rights into other classes of stock of the Corporation in a manner consistent with the law, rule, regulation or order giving rise to the possible suspension of the conversion right.

                  4. The shares of the Extended Duration Bond Fund C Class and the Extended Duration Bond Fund Institutional Class shall not automatically convert into shares of the Extended Duration Bond Fund A Class of the Extended Duration Bond Fund series of the Common Stock as do the shares of the Extended Duration Bond Fund B Class of the Extended Duration Bond Fund series of the Common Stock.

                  SEVENTH: The shares of the Extended Duration Bond Fund A Class, the Extended Duration Bond Fund B Class, the Extended Duration Bond Fund C Class and the Extended Duration Bond Fund Institutional Class of the Extended Duration Bond Fund series, have been classified by the Board of Directors pursuant to authority contained in the Articles of Incorporation of the Corporation.

                  EIGHTH: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940, as amended.

                  NINTH: The total number of shares of Common Stock that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law.

                  TENTH: These Articles Supplementary shall become effective immediately upon filing.

                  IN WITNESS WHEREOF, Delaware Group Income Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and attested by its Assistant Secretary on this 19th day of August, 1998.

                                               DELAWARE GROUP INCOME FUNDS, INC.


                                               By: /s/ Eric E. Miller
                                                   -----------------------------
                                                   Eric E. Miller
                                                   Vice President

ATTEST:


  /s/ Michael T. Pellegrino
  -------------------------
  Michael T. Pellegrino
  Assistant Secretary

                  THE UNDERSIGNED, Vice President of DELAWARE GROUP INCOME FUNDS, INC., who executed on behalf of the said Corporation the foregoing Articles Supplementary, of which this instrument is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, said Article Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.



                                                    /s/ Eric E. Miller
                                                   -----------------------------
                                                    Eric E. Miller
                                                    Vice President



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